VOTING AGREEMENT

         THIS VOTING AGREEMENT is entered into as of the ____ day of August, 2000, by and among LightTouch Vein & Laser, Inc., a Nevada corporation (the "Corporation"), and the persons and entities listed on SCHEDULE A hereto, as amended from time to time in accordance with the provisions hereof (such persons and entities being hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders").

         WHEREAS, the Corporation is issuing Common Stock of the Corporation to the stockholders of Vanishing Point, Inc., a Delaware corporation ("Vanishing Point"), in connection with a merger of LightTouch Acquisition Corp., a wholly-owned subsidiary of the Corporation, into Vanishing Point, pursuant to a Merger Agreement and Plan of Reorganization dated as of August 11, 2000 (the "Merger Agreement"); and

         WHEREAS, it is a condition to the consummation of the merger pursuant to the Merger Agreement that the parties hereto enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. BOARD OF DIRECTORS. (a) Pursuant to the Merger Agreement, the Board of Directors of the Corporation is comprised of Halley Faust, Melisse Shaban, Joanna Rees Gallanter, Gregory Martini and [Plymouth Partners designee] as of the date hereof. The Stockholders agree to vote all shares of the Common Stock of the Corporation and of any other class of voting security of the Corporation now or hereafter owned or controlled by them (collectively, the "Shares"), and otherwise to use their respective best efforts as shareholders of the Corporation, to (x) set the number of directors of the Corporation at five and
(y) elect as a director: (i) (a) one individual designated by Jerome Capital, LLC (including any successor thereto designated pursuant to clause (ii)(a) of this Section 1(a), the "Jerome Designee"), (b) one individual designated by Venture Strategy Partners, L.P. (including any successor thereto designated pursuant to clause (ii)(b) of this Section 1(a), the "VSP Designee") and (c) one individual designated jointly by Jerome Capital, LLC and Venture Strategy Partners, L.P. (including any successor thereto designated pursuant to clause
(ii)(c) of this Section 1(a), the "Jerome/VSP Designee"), for election at any meeting after the date hereof of the stockholders of the Corporation or in any consent in lieu of a meeting of the stockholders of the Corporation, (ii) (a) any individual designated by Jerome Capital LLC to fill any vacancy that arises due to the death, resignation or removal of the Jerome Designee, (b) any individual designated by Venture Strategy Partners, L.P. to fill any vacancy that arises due to the death, resignation or removal of the VSP Designee, and
(c) any  individual  designated  by jointly by Jerome  Capital,  LLC and Venture
Strategy Partners, L.P. to fill any vacancy that arises due to the death, resignation or removal of the Jerome/VSP Designee, (iii) two individuals jointly designated by Gregory Martini and [Plymouth Partners] for election after the date hereof at any meeting of the stockholders of the Corporation or in any consent in lieu of a meeting of the stockholders of the Corporation (including any successor thereto designated pursuant to clause (iv) of this Section 1(a), the "Martini/Plymouth Designee"), and (iv) any individual jointly designated by Gregory Martini and [Plymouth Partners]

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                                      -2-


to fill any vacancy that arises due to the death, resignation or removal of a Martini/Plymouth Designee (each of such five directors being referred to herein as the "Designated Directors").

                 (b) Jerome Capital LLC and Venture Strategy Partners, L.P. shall endeavor to furnish written notice of their respective director-designees, and Gregory Martini and Plymouth Partners shall endeavor to furnish written notice of their director-designees, to the other Stockholder parties hereto at least three (3) days prior to any meeting or consent of the Board of Directors at which or by which the Board of Directors will designate the nominees for election (or reelection) to the Board of Directors by the shareholders of the Corporation. In the absence of such notice, the applicable director-designees then serving and previously designated (i.e. previously designated by the party failing to give such notice) shall be reelected if still eligible to serve as provided herein. If the Board of Directors designates any nominees other than Designated Directors (or, in accordance with the preceding sentence, the previously designated Designated Directors), the parties hereto shall vote against any such nominees who are not Designated Directors and shall use their best efforts to cause the Designated Directors to be elected as directors as soon as possible thereafter. No party hereto shall vote to remove any member of the Board of Directors designated in accordance with the aforesaid procedure unless the designating party or parties so vote such member of the Board of Directors, and if the party that designated such director hereunder votes to remove such director, then the other parties hereto shall likewise vote to remove such director.

                 (c) Any vacancy on the Board of Directors created by the resignation, removal, or death of any person designated under this Section 1 shall be filled by another person designated by the original designating party or parties. The Stockholders shall vote their respective Shares in accordance with such new designation, and any such vacancy shall not be filled in the absence of a new designation by the original designating party or parties or by the other members of the Board of Directors, as the case may be. If a party having the right to designate members of the Board of Directors hereunder fails to make such designation, but subsequently desires to make such designation and to hold a special meeting of the stockholders (or to use other means permitted by applicable law) to elect new directors in order to include its or their designee, then the parties hereto shall use their best efforts to cause such designee to be elected as a director, whether at a special meeting of the stockholders of the Corporation or otherwise.

                 (d) This Section 1 shall terminate and be of no further force and effect on the date two years after the date hereof.


         2. REMEDIES. The parties agree and acknowledge that money damages are not an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other right or remedy a party may have for a breach of this Agreement, that party shall be entitled to an injunction restraining any such breach or threatened breach, or a decree of specific performance, without posting any bond or security.

         3. NOTICES. Any notice hereunder shall be in writing, shall be given either manually or by registered mail, return receipt requested, or recognized overnight delivery service, and shall be deemed sufficiently given (a) at the time that such notice is manually delivered hereunder, (b) one

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                                      -3-


business day after notice is delivered to a recognized overnight delivery service, addressed to such party at the address provided for below, and (c) four business days after notice is mailed by registered mail, postage prepaid, addressed to such party at such address. Any party may, by notice to the others, change its address for receiving such notices.

         Address for notices to the Corporation:

                           LightTouch Vein & Laser, Inc.
                           414 Glenwood Avenue, Suite 105
                           Raleigh, North Carolina
                           Attention: Melisse Shaban, Chief Executive Officer

         Notices to the Stockholders shall be sent to the address set forth for such Stockholder on SCHEDULE A hereto (or to such other address as it may have designated by notice sent to each of the other parties hereto).

         4.  TRANSFEREES  BOUND.  Any  purchaser,  assignee,  pledgee  or  other transferee, whether voluntarily or by operation of law (collectively, a "Transferee") of any Shares owned by (a) any of the Stockholders on the date hereof or (b) any successor of any Transferee or any Transferee of any Transferee (collectively, the "Subject Shares") shall be deemed to have become a party to this Agreement and a Stockholder hereunder, with the rights and obligations of a Stockholder hereunder, by virtue of such Transferee's having become a Transferee of the Subject Shares, without the need for any such Transferee to execute any document or agreement with respect thereto. Notwithstanding that each Transferee shall be deemed to have become a party hereto and to have the rights and obligations of a Stockholder with respect to the Subject Shares without executing any document or agreement with respect to, each Transferee shall, as a condition of its becoming a Transferee and of the Corporation's the transfer of Subject Shares to the Transferee, execute a joinder agreement in which it acknowledges that it has become a party hereto, in included within the term "Stockholder" as used herein, and shall have all of the rights and obligations of a Stockholder hereunder with respect to the Subject Shares. SCHEDULE A hereto shall automatically be amended to include each Transferee at the time such Transferee becomes a Transferee.

         5. LEGEND. In addition to other legends that may be required to be placed on certificates for Shares, each certificate for Shares shall bear a legend stating in substance as follows, and each of the Stockholders shall cause its certificates to be so legended promptly after the execution and delivery of this Agreement:

             The shares of stock represented by this certificate are subject to the terms and provisions of a Voting Agreement dated as of August __, 2000 among the Corporation and certain stockholders of the Corporation, as amended from time to time. Any purchaser, assignee, pledgee, or other transferee of the shares of stock represented by this certificate will be deemed to have become a party to such Voting Agreement, and will have the rights and obligations of a "Stockholder" that is a party to such Voting Agreement, at the time such purchaser, assignee, pledgee, or other transferee becomes a holder of such shares of stock. The Corporation will furnish a copy of the Voting Agreement to the holder hereof upon written request and without charge.

         6. ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement contains the entire understanding of the parties with respect to its subject matter and supersedes all prior negotiations, commitments, agreements and understandings heretofore had between them with respect thereto. Except as set forth in Section 4 hereof with respect to the addition of a Transferee as a party hereto, this Agreement may be amended, and compliance with any provisions of this Agreement may be omitted or waived, only by the written agreement of the holders of eighty percent (80%) of the Shares owned by the Stockholders (including any Transferees). A waiver on one occasion shall not constitute a waiver on any further occasion.

         7. COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and all of which, together, shall constitute one and the same Agreement. A facsimile of an executed counterpart shall have the same legal effect as the original counterpart.

         8. APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

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


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       LIGHTTOUCH VEIN & LASER, INC.


                                       By:________________________________
                                          Name:
                                          Title:

                                  STOCKHOLDERS




                                       -----------------------------------
                                       Signature


                                       -----------------------------------
                                       Printed Name of Stockholder

                                  STOCKHOLDERS




                                       -----------------------------------
                                       Signature


                                       -----------------------------------
                                       Printed Name of Stockholder

                                   SCHEDULE A

STOCKHOLDERS                      STOCKHOLDER'S ADDRESS